SCHIFF HARDIN & WAITE
                                                             EXHIBIT 5
SCHIFF HARDIN & WAITE
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7300 Sears Tower
Chicago, Illinois 60606

Mark C. Zaander
(312) 258-5520

                                        June 19, 1995

Scotsman Industries, Inc.
775 Corporate Woods Parkway
Vernon Hills, Illinois 60061

     Re: Scotsman Industries, Inc. - Registration of 100,000 Shares of Common Stock, Par Value $0.10 Per Share, on Form S-8
          -----------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Scotsman Industries, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 100,000 shares of Common Stock, $0.10 par value per share (the "Common Stock"), to be issued pursuant to the Retirement Savings Plan for Hourly Employees of Scotsman Group Inc. and Affiliates (the "Plan"). The Registration Statement also covers an indeterminate amount of interests to be offered or sold under the Plan.

     In this connection, we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

     Based upon the foregoing, it is our opinion that those shares of Common Stock covered by the Registration Statement that are originally issued in accordance with the terms of the Plan will, when so issued, be legally issued, fully paid and nonassessable, subject to the terms and conditions of the Plan.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
                                        Very truly yours,

                                        SCHIFF HARDIN & WAITE

                                        By: /s/ Mark C. Zaander
                                            ------------------------
                                            Mark C. Zaander
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